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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                                  March 5, 2003
                        (Date of earliest event reported)


                             MARTIN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


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
                   0-26228                                                        63-0133054
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            (Commission File No.)                                   (IRS Employer Identification No.)



          301 East Tennessee Street
             Florence, Alabama                                                       35630
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  (Address of principal executive offices)                                        (Zip Code)
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                                 (256) 767-0330
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              (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 5, 2003, Martin Industries, Inc. (the "Company") completed the sale of substantially all of its operating assets (other than its real property) to Monessen Hearth Systems Company ("Monessen") for a total purchase price of approximately $3.7 million pursuant to an Asset Purchase Agreement between the Company and Monessen dated December 20, 2002 (the "Purchase Agreement").

The sale was consummated pursuant to the provisions of Section 363 of the United States Bankruptcy Code (the "Bankruptcy Code"). The Company has been operating as debtor-in-possession since filing a voluntary petition under Chapter 11 of the Bankruptcy Code on December 27, 2002, with the United States Bankruptcy Court for the Northern District of Alabama (the "Bankruptcy Court") in Decatur, Alabama (Case No. 02-85553). Following the auction process and a hearing, the Bankruptcy Court approved the sale under Section 363 by an order dated February 7, 2003. Subject to the final approval of the Bankruptcy Court, the Company anticipates that substantially all of the proceeds of the sale will be used to pay down the secured debt owed to the Company's primary lender and that none of the proceeds will be available for distribution to the Company's stockholders.

The purchase price was based on a formula negotiated by the parties in the Purchase Agreement. Under the terms of the Purchase Agreement, the purchase price consisted of four components: (i) $1.76 million allocated to the Company's equipment, payable in cash at closing, (ii) $240,000 allocated to the Company's intellectual property, $100,000 of which was to be payable at closing with the remainder payable over a four month period commencing 60 days after closing,
(iii) an adjustable amount based on usable inventory at the closing date, 20% of which was to be payable at closing with the remainder payable over a four month period and (iv) an adjustable amount based on collectible accounts receivable at the closing, which was to be payable over a three month period. Pursuant to negotiations subsequent to the execution of the Purchase Agreement, Monessen agreed to pay the purchase price, in full, at closing. The modified payment terms are reflected in the order of the Bankruptcy Court approving the sale.

The assets sold included substantially all of the Company's equipment and machinery, inventory, intellectual property, outstanding sales orders, accounts receivable, books and records and promotional and shipping materials. Consequently, the Company has ceased all business operations and has terminated all of its employees. Other than the obligation to fill sales orders, Monessen did not assume any other obligations of the Company.

The Company's only significant remaining asset is its real property, which is subject to the security interests of the Company's primary lender and M-TIN, LLC. The Company anticipates filing a plan of liquidation with the Bankruptcy Court prior to the end of the first quarter of 2003 providing for the liquidation of the Company's real estate and its other remaining assets.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits.

         Exhibit 99.1      Asset Purchase Agreement dated December 20, 2002.

         Exhibit 99.2 Amendment to Asset Purchase Agreement dated as of February 28, 2003.
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            MARTIN INDUSTRIES, INC.
                                                (Registrant)



Date:  March 20, 2003           By          /s/ William Neitzke
                                   --------------------------------------------
                                                William Neitzke
                                               Its President and
                                            Chief Financial Officer